Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 O: 858.350.2300 F: 866.974.7329

May 9, 2024

RxSight, Inc.

100 Columbia

Aliso Viejo, California 92656

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RxSight, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (File No. 333-279206), under the Securities Act of 1933, as amended, which became automatically effective upon filing on May 8, 2024 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated May 8, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The Prospectus Supplement relates to the offer and sale of an aggregate of 1,785,714 shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the underwriters, up to an additional 267,857 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The offering and sale of the Shares are being made pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 8, 2024, by and between the Company and BofA Securities, Inc., as representative of the several Underwriters listed in Schedule 1 thereto.

We have examined copies of the Underwriting Agreement, the Registration Statement, together with the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the Prospectus. We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In making

RxSight, Inc.

May 9, 2024

our examination of documents executed or to be executed, we have assumed that the counterparties thereto, excluding the Company, have been duly incorporated or organized and are, and will continue to be, validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as expressly set forth in the paragraphs below, the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of and in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Our opinion that any document is legal, valid, binding and enforceable is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

* * *

RxSight, Inc.

May 9, 2024

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof, for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation